SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 6, 2009

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 6, 2009, the Executive Committee of the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (the “Company”) appointed C. Douglas McMillon, age 42, as executive vice president, president and chief executive officer of the Company’s International Division, effective as of February 1, 2009. Since August 2005, Mr. McMillon has served as executive vice president, president and chief executive officer, Sam’s Club. Prior to assuming his present position, Mr. McMillon served as executive vice president of Sam’s Club merchandising and replenishment from August 2002 to August 2005, and as senior vice president and general merchandise manager of Walmart U.S. from October 1999 to August 2002. Mr. McMillon joined the Company in 1990 while attending college. The Company issued a press release on January 7, 2009 announcing Mr. McMillon’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this report.

The following information is provided under Item 404(a) of Regulation S-K. During the Company’s current fiscal year ending January 31, 2009 (“fiscal 2009”), Mr. McMillon’s sister was appointed as an executive officer of Mahco, Inc. (“Mahco”). Through December 31, 2008, Mahco had sales to the Company during fiscal 2009 in the amount of approximately $32.1 million. The Company believes that the terms of these transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions. The Company expects to continue to purchase products from Mahco during the remainder of fiscal 2009 at levels similar to or greater than purchases made through December 31, 2008.

The Company entered into a covenant not to compete agreement with Mr. McMillon in October 1998, amended December 2005. This covenant not to compete agreement is substantially similar to the form of covenant not to compete agreement entered into with executive officers of the Company that is attached as Exhibit 10(o) to the Company’s Form 10-K/A filed on August 26, 2004. The amendment to the covenant not to compete agreement is substantially similar to the form of amendment entered into with executive officers that is attached as Exhibit 10.2 to the Company’s Form 8-K filed on December 12, 2005. The covenant not to compete agreement, as amended, prohibits Mr. McMillon, for a period of two years following his termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The covenant not to compete agreement, as amended, also provides that, if Mr. McMillon is terminated from the Company for any reason, other than his violation of the Company’s policies, the Company will continue to pay his base salary for two years following termination of employment, less any earnings he receives from other employment. Mr. McMillon’s covenant not to compete agreement also provided for a restricted stock grant of 6,250 shares of Company stock at the time of execution in October 1998.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 7, 2009 announcing appointment of C. Douglas McMillon as Executive Vice President, President and Chief Executive Officer of the Company’s International Division

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2009

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated January 7, 2009 announcing appointment of C. Douglas McMillon as Executive Vice President, President and Chief Executive Officer of the Company’s International Division

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